AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997
                                                      REGISTRATION NO. 333-

                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                         FORM S-3
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933


                              THE QUICK & REILLY GROUP, INC.
                    (Exact name of registrant as specified in charter)

     DELAWARE                                                   13-308241
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification number)


                                   230 SOUTH COUNTY ROAD
                                PALM BEACH, FLORIDA  33480
                                      (561) 655-8000
        (Address,        including  zip code,  and telephone  number,  including
                         area code, of registrant's principal executive offices)


                                    MR. THOMAS C. QUICK
                              THE QUICK & REILLY GROUP, INC.
                                   230 SOUTH COUNTY ROAD
                                PALM BEACH, FLORIDA  33480
                                      (561) 655-8000
                 (Name and address, including zip code and telephone number, including area code, of agent for service)


                                      WITH A COPY TO:
                                  JAY R. SCHIFFERLI, ESQ.
                                 KELLEY DRYE & WARREN LLP
                                    TWO STAMFORD PLAZA
                                   281 TRESSER BOULEVARD
                               STAMFORD, CONNECTICUT  06901

     APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| 333-____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| 333-____
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              CALCULATION OF REGISTRATION FEE



    TITLE OF SHARES              AMOUNT TO BE      PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM           AMOUNT OF REGISTRATION
    TO BE REGISTERED              REGISTERED          PRICE PER UNIT(1)       AGGREGATE OFFERING PRICE(1)              FEE
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.10      738,460 shares          $21.937                   $16,199,597                      $4,909
===================================================================================================================================


      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the Common Stock on May 1, 1997.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 6, 1997



PROSPECTUS                      738,460 SHARES

                        THE QUICK & REILLY GROUP, INC.
                                 COMMON STOCK

       This Prospectus relates to the offer and sale of 738,460 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of The Quick & Reilly Group, Inc. ("Quick & Reilly" or the "Company") by or on behalf of a certain stockholder of the Company (the "Selling Stockholder").

       The Shares may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder is not required to offer or sell any of his Shares. The Selling Stockholder anticipates that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the New York Stock Exchange, Inc. (the "NYSE") at then prevailing market prices. The Selling Stockholder reserves the right, however, to offer and sell the Shares on any other national securities exchange with which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. The Company will not receive any of the proceeds from the sales by the Selling Stockholder. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholder or the Company in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions may be paid by the Selling Stockholder. Upon any sale of the Shares offered hereby, the Selling Stockholder and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       The Company will pay all expenses incurred in connection with this offering, excluding fees and expenses of Selling Stockholder's counsel and charges of any broker-dealer acting on behalf of the Selling Stockholder. The legal, accounting and other fees and expenses related to offer and sale of the Shares contemplated hereby are estimated to be $15,000.

       The Common Stock is traded on the NYSE under the symbol "BQR". On May 1, 1997, the last reported sale price of the Common Stock, as reported on the NYSE, was $21.75 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May 6, 1997.

       No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The Common Stock is listed with the NYSE. Reports and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

       The Company has filed with the Commission in Washington, D.C., a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the offer and sale of the Shares, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

       (a)   Annual Report on Form 10-K for the fiscal year ended February 29,
             1996;

       (b) Quarterly Report on Form 10-Q for the quarters ended May 31, 1996, August 30, 1996 and November 29, 1996;

       (c)   All other reports filed by the Company pursuant to Section 13(a) or
             Section 15(d) of the Exchange Act since May 15, 1996, the date of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996;

       (d) The Company's definitive Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the Company's 1996 Annual Meeting of Stockholders, which contains, among other things, a list of the Company's directors and a disclosure of compensation (provided, however, that the material in such Proxy Statement appearing under the headings "Board of Directors Report on
             Executive Compensation" and "Performance Graph" shall not be incorporated by reference herein); and

       (e) The description of the Common Stock offered hereby contained in the Company's Registration Statement on Form 8-A, dated June 7, 1983.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 (other than, in the case of the Company's Proxy Statement, portions thereof not deemed to be "filed" for the purposes of Section 18 of the Exchange Act) and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares to be made hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information the Registration Statement so incorporates). Written or telephone requests for such documents should be directed to The Quick & Reilly Group, Inc., 230 South County Road, Palm Beach, Florida 33480, (561) 655-8000.

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

       Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements.

                                  THE COMPANY

       The Company is a holding company owning all of the capital stock of four principal operating subsidiaries - Quick & Reilly, Inc., a New York corporation ("Q&R"), U.S. Clearing Corp., a New York corporation ("U.S. Clearing"), JJC Specialist Corp., a New York corporation ("JJC") and Nash Weiss & Co., a Delaware corporation ("Nash Weiss"). The Company was originally incorporated in New York on June 25, 1981 and was subsequently reincorporated in Delaware in 1987.

       Q&R is a NYSE member organization performing discount brokerage services for individual retail customers. U.S. Clearing is a securities clearing operation which clears all securities transactions for Q&R's customer accounts and presently carries accounts and clears transactions for 250 other brokerage firms. JJC is one of the largest specialist firms on the floor of the NYSE, making a market in the equity securities of over 220 listed companies. Nash Weiss is a brokerage firm which acts as a Market maker in over-the-counter securities.

       The principal executive offices of the Company are at 230 South County Road, Palm Beach, Florida 33480, and the Company's telephone number is (561) 655-8000.


                              SELLING STOCKHOLDER

       This Prospectus covers offers from time to time by or on behalf of the Selling Stockholder of the Shares owned by the Selling Stockholder. Set forth below are the name of the Selling Stockholder, the number of shares of Common Stock currently owned by the Selling Stockholder and the number of shares of Common Stock to be beneficially owned by the Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the Shares listed may be offered for sale by the Selling Stockholder from time to time. The Company effected a 3-for-2 stock split on March 25, 1997.
All share amounts reflect post-split holdings.



                              Beneficial      Common Stock
                              Ownership      Which May be           Beneficial
                              of Common    Offered for Selling     Ownership if
          Selling            Stock Prior      Stockholders          all Shares
        Stockholder          to Offering        Account              are sold
        -----------          -----------   -------------------     ------------

       Lee S. Casty            738,460          738,460                 0



       492,307 of the Shares offered hereby were originally issued by the Company to the Selling Stockholder pursuant to an Agreement and Plan of Merger dated as of March 7, 1997 (the "Merger Agreement") by and among the Company, the Selling Stockholder, Nash Weiss and NW Acquisition Corp., a wholly-owned subsidiary of the Company formed for the purpose of effecting the merger. The foregoing is a summary of certain terms of the Merger Agreement, is not intended to be complete, and is qualified in its entirety by reference to the more detailed terms and conditions set forth in the Merger Agreement. 246,153 of the Shares were issued to the Selling Stockholder on March 25, 1997 in connection with a 3-for-2 stock split of the Common Stock effected on that date.

       Prior to the consummation of the transactions contemplated by the Merger Agreement, the Selling Stockholder maintained no position, office or other material relationship with the Company or any of its predecessors or affiliates. Immediately following the consummation of the Merger Agreement, the Selling Stockholder became a consultant to Nash, Weiss.

                                USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                             PLAN OF DISTRIBUTION

       The Shares may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder is not required to offer or sell any of its Shares. The Selling Stockholder anticipates that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the NYSE at then prevailing market prices. The Selling Stockholder reserves the right, however, to offer and sell the Shares on any other national securities exchange with which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the Shares. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholder or the Company in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions may be paid by the Selling Stockholder. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholder and will not be deposited in an escrow, trust or other similar arrangement.

       The selling broker may act as agent or may acquire the Shares or interests therein as principal or pledgee and may, from time to time, effect distributions of the Shares or interests. If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the Selling Stockholder will sell the Shares to the dealer, as principal. The dealer may then resell the Shares to the public at varying prices to be determined by such dealer at the time of resale.

       The legal, accounting and other fees and expenses related to the offer and sale of the Shares contemplated hereby are estimated to be $10,000 and will be paid by the Company. The Company will not incur any underwriting or sales commissions or similar expenses in connection with such offer and sale. If any such expenses are incurred in connection with the offer and sale of the Shares, they shall be the responsibility of the Selling Stockholder.

                                    EXPERTS

       The consolidated financial statements for the three years in the period ended February 29, 1996 incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

       Certain legal matters in connection with the legality of the Shares have been passed upon for the Company by Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, counsel to the Company. Richard G. Brodrick, a partner of Kelley Drye & Warren LLP, is a member of the Board of Directors of the Company.

                           *     *     *     *     *

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                            Amount To
            Type or Nature of Expense                        be Paid
            -------------------------                       ---------

      SEC registration fee................................. $ 4,909
      Accounting fees and expenses*........................   2,000
      Legal fees and expenses*.............................   7,500
      Miscellaneous*.......................................     591
                                                             ------
      Total*      ......................................... $15,000
                                                             ======

---------------------
*Estimated


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 145 of the General Corporation Law of the State of Delaware,
the Company's state of incorporation, permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's certificate of incorporation, By-laws, any agreement or otherwise.

            The By-Laws of the Company require it to indemnify to the full extent permitted by Delaware law, any person who is made or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Company or serves or served as a director, officer, partner, trustee, fiduciary, employee or agent of any other enterprise or organization at the registrant's request.

ITEM 16. EXHIBITS

      (a) The exhibits listed below have been filed as part of this Registration Statement.

      EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

      4.1   -        Specimen common stock certificate of the registrant (1)

      5.1   -        Opinion of Kelley Drye & Warren LLP regarding legality

      10.1  -        Agreement and Plan of Merger by and among the Company, NW
                     Acquisition Corp., Nash Weiss & Co. and Lee S. Casty, dated as of March 7, 1997.

      23.1  -        Consent of Kelley Drye & Warren LLP (2)

      23.2  -        Consent of Arthur Andersen LLP

      24.1  -        Powers of Attorney executed by certain officers and
                     directors of the registrant (3)



(1) Previously filed as an exhibit to the registrant's Registration Statement on Form S-1 (registration no. 2-83667) and incorporated herein by reference.

(2)   Included in Exhibit 5.1.

(3)   Set forth on the signature page to this Registration Statement.


ITEM 17. UNDERTAKINGS

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the  prospectus  any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining  any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To  remove  from  registration  by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May , 1997.

                                       THE QUICK & REILLY GROUP, INC.


                                       By:    /s/ Thomas C. Quick
                                            ------------------------
                                            Thomas C. Quick
                                            President


            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Leslie C. Quick, Jr. and Thomas C. Quick, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.

              SIGNATURES              TITLE OR CAPACITIES          DATE


  /S/ LESLIE C. QUICK, JR.     Chairman of the Board,           May 5, 1997
Leslie C. Quick, Jr.           Chief Executive Officer,
                               Chief Financial Officer
                               and Director (Principal
                               Executive Officer and
                               Principal Financial Officer)


  /S/ PETER QUICK              Vice President, Assistant        May 5, 1997
Peter Quick                    Treasurer and Director


  /S/ LESLIE C. QUICK, III     Vice President, Treasurer        May 5, 1997
Leslie C. Quick, III           and Director


  /S/ THOMAS C. QUICK          President, Chief                 May 5, 1997
Thomas C. Quick                Operating Officer and Director


  /S/ CHRISTOPHER C. QUICK     Vice President and Director      May 5, 1997
Christopher C. Quick


  /S/ ROBERT J. RABINOFF        Controller                      May 5, 1997
Robert J. Rabinoff             (Principal Accounting Officer)


  /S/ JOHN P. LOWTH, III        Director                        May 5, 1997
John P. Lowth, III


  /S/ RICHARD G. BRODRICK       Director                        May 5, 1997
Richard G. Brodrick

              SIGNATURES              TITLE OR CAPACITIES          DATE



  /S/ THOMAS E. CHRISTMAN       Director                        May 5, 1997
Thomas E. Christman


  /S/ ARLENE B. FRYER           Secretary and Director          May 5, 1997
Arlene B. Fryer


  /S/ HENRY P. KILROY           Director                        May 5, 1997
Henry P. Kilroy


  /S/ CLIFFORD W. MAYS          Director                        May 5, 1997
Clifford W. Mays


  /S/ PASCAL J. MERCURIO        Vice President and Director     May 5, 1997
Pascal J. Mercurio

                               INDEX TO EXHIBITS




      Exhibit
      NUMBER                               DESCRIPTION

           4.1       Specimen common stock certificate of the registrant (1)

           5.1       Opinion of Kelley Drye & Warren LLP regarding legality

          10.1 Agreement and Plan of Merger by and among the Company, NW Acquisition Corp., Nash Weiss & Co. and Lee S. Casty, dated as of March 7, 1997.

          23.1       Consent of Kelley Drye & Warren LLP (2)

          23.2       Consent of Arthur Andersen LLP

          24.1 Powers of Attorney executed by certain officers and directors of the registrant (3)



(1) Previously filed as an exhibit to the registrant's Registration Statement on Form S-1 (registration no. 2-83667) and incorporated herein by reference.

(2)       Included in Exhibit 5.1.

(3)       Set forth on the signature page to this Registration Statement.